EXHIBIT d.2

                                FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT







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                                 FIRST AMENDMENT
                                 ---------------
                            TO AMENDED AND RESTATED
                            -----------------------
                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

     THIS AMENDMENT effective as of the 29th day of July, 2005 amends that certain Amended and Restated Investment Advisory Agreement dated as of November 20, 2002 (the "Agreement") by and between Phoenix Strategic Equity Series Fund, a Delaware statutory trust (the "Trust") and Phoenix Investment Counsel, Inc., a Massachusetts corporation (the "Adviser") as follows:

1. The Phoenix Fundamental Growth Fund and Phoenix Dynamic Growth Fund will each become a series of the Trust.

2. The name of the series Phoenix-Seneca Growth Fund will become Phoenix Large-Cap Growth Fund and the name of the series Phoenix-Seneca Strategic Theme Fund will become Phoenix Strategic Growth Fund.

3. Schedule A to the Agreement is hereby deleted in its entirety and Schedule A attached hereto substituted in its place.

4. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

5. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Agreement to be executed by their duly authorized officers of other representatives.

                                        PHOENIX INVESTMENT COUNSEL, INC.


                                        By:      .s. John H. Beers
                                            -------------------------------
                                        Name:    John H. Beers
                                        Title:   Vice President and Clerk

                                        PHOENIX STRATEGIC EQUITY SERIES FUND

                                        By:      /s/ Francis G. Waltman
                                            -------------------------------
                                        Name:    Francis G. Waltman
                                        Title:   Senior Vice President


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                                   SCHEDULE A
                                   ----------

                         SERIES                   INVESTMENT ADVISORY FEE
                         ------                   -----------------------

Phoenix Dynamic Growth Fund                            0.80%

Phoenix Fundamental Growth Fund                        0.80%

                                    $1st Billion    $1 + Billion    $2+ Billion
                                                     through $2
                                                       Billion

Phoenix Large-Cap Growth Fund          0.70%            0.65%          0.60%
Phoenix Strategic Growth Fund          0.75%            0.70%          0.65%


     The parties to this Agreement hereby acknowledge the following fund name changes: Phoenix Large-Cap Growth Fund f/k/a Phoenix-Seneca Growth Fund f/k/a Phoenix-Seneca Equity Opportunities Fund f/k/a Phoenix Equity Opportunities Fund and Phoenix Strategic Growth Fund f/k/a Phoenix-Seneca Strategic Theme Fund f/k/a Phoenix Strategic Theme Fund.